Exhibit 10.49

Working Capital Loan Contract

Code: 1317150101

Borrower:Beijing Wowjoint Machinery Co. Ltd.

Business registration number: 110102006704329
Legal representative/Responsible Person: Liu Yabin
Address: 1108 A Block, Tiancheng Mansion, #2 Xinfeng Rd., Deshengmenwai St, Xicheng District. Beijing, P.R. China
Zip code: 100088
Bank name and account number: Bank of China, Beijing Shangdixinxi Branch, 338950597425
Telephone: 89579330                    Fax: 89579330
Lender:Bank of China Limited (BOC), Beijing Shangdi Branch

Legal representative/responsible person: Han Wen
Address: Building No. 6, Huihuang International Mansion, No. 1, Shangdi 10th Street, Haidian District, Beijing, P.R. China
Zip Code: 100085
Phone: 62410871                           Fax: 62410873

The Borrower and the Lender through fair negotiation agree on the terms on which the Lender shall grant loans to the Borrower. This contract is entered into so as to reflect such agreements.

This agreement is under the “Overall Credit Agreement” No. G16E131711 signed between Beijing Wowjoint Machinery Co. Ltd. and Bank of China (BOC), Beijing Shangdi Branch.

Article 1: Loan amount and term

Currency of loan: RMB.
Loan amount: 10 million.

Article 2: Loan term

Loan term: 12 months, starting from the actual date of withdrawal; if withdraw in phases, then start from the date of first withdrawal.

The Borrower shall follow strictly the withdrawal schedule. If the actual withdrawal date is later than the scheduled withdrawal date, the Borrower shall still repay the loan on repayment date agreed in this agreement.

Article 3: Loan purpose

Loan purpose: procurement of raw materials.

Without written consent of the Lender, the Borrower may not change the loan purpose, including but not limited to the following: the Borrower cannot use the loan to invest in fixed asset, stocks and so on, cannot use the loan on fields and uses of production and operation, which are restricted by the government.

Article 4: Loan interest rate and interest calculation

1. Loan interest rate

Loan interest rate is determined using the following #2 method:

(1) Fixed interest rate, annual interest rate N/A%. Interest rate remains unchanged during the life of the contract.

(2) Floating interest rate, interest starts accruing from the actual withdrawal date; if withdraw in phases, starts from the first actual withdrawal date. Interest rate shall be reset every 3 months. The reset date shall be the first date of the next loan period. The next rate-setting date is corresponding to the date of the end of the last loan period; if at the time of rate setting, the month does not have a corresponding date to the loan withdrawal date, then the date is set to the last day of the month.

For each borrowing:

RMB loan floating interest rate –

A. First loan period (from the actual withdrawal date to the end of the first floating period), interest rate shall be the corresponding People's Bank of China published benchmark lending rate for six months to one year (including one year) plus float upward by 10%;

B. On the reset date, together with other withdrawals, the interest rate shall be reset to the corresponding People's Bank of China published benchmark lending rate for the same loan period plus float upward by 10%.

2. Interest rate calculation

Interest shall accrue daily starting from the actual withdrawal date.

Formula for calculating interest rate: principal x actual loan dates x daily interest rate

Based on 360 days per year, daily interest rate = annual interest rate / 360.

3. Interest payment

The Borrower shall pay interests using the following #1 payment method:

(1)	Quarterly payment on the 21st day of the last month of each quarter. The 20th date of the last month of each quarter is the interest settlement date.
(2)	Monthly payment on the 21st day of each month. The 20th date of each month is the interest settlement date.

If the last principal repayment date does not fall on the interest payment date, the last principal repayment date shall be the interest payment date, and the Borrower shall repay all interest due.

4. Penalty rate

(1)
If the Borrower fails to repay loans already due or use the loans not in accordance with agreed purposes, the Lender shall charge penalty interest rate agreed upon in this agreement on the portion of loans that has been overdue or misused, starting from the date of overdue misused, until all principal and interest are fully repaid.

For loans that are both overdue and misused, the Lender shall charge the higher penalty rate.

(2)	For loans that are overdue, the Lender shall charge both interest rate and penalty rate in accordance with Article 3.

(3)	Penalty rate:

Floating interest rate –
In accordance with Article 1 (floating rate period and determination method), penalty rate for overdue loans is calculated using the original loan interest rate plus 50% surcharge. Penalty rate for misused loans is calculated using the original loan interest rate plus 100% surcharge.

Article 5: Loan withdrawal prerequisites

The Borrower must meet the following prerequisites before loan withdrawal:

(1)	This agreement and its appendix have been effective;

(2)
The Borrower has provided guarantee as requested by the Lender. The guarantee has been effective and the Borrower has completed the statutory approval, registration or filing procedures as required by law;

(3)	The Borrower has reserved, entered into and executed the Borrower documents related to this agreement, the chops, relevant person list, signature samples, and filled in the relevant certificates;

(4)	The Borrower has opened bank accounts specific for this agreement as requested by the Lender;

(5)	The Borrower shall submit written withdrawal notice and relevant documents to demonstrate loan purpose to the Lender at least five banking days before withdrawal date;

(6)	The Borrower has provided to the Lender all the necessary resolution and authorization, in which the Board of Directors and relevant authorities have agreed to sign and execute this agreement;

(7)	The Lender has received written approval for loan withdrawal from the Guarantor, Beijing Zhongguanchun Sci-tech Guaranty Co., Ltd.

(8)	Other prerequisites required by laws or agreed by both parties: N/A

If the above prerequisites are not met, the Lender has the right to reject the Borrower’s application for loan withdrawal, unless the Lender makes an exception.

Article 6: Loan withdrawal time and method

1. The Borrower shall use the #1 time and method to make loan withdrawal:

(1)	On (year) 2013 (month) July (date) 24 one-time withdrawal;

(2)	Starting from (year) N/A (month) N/A (date) N/A (times) N/A withdrawal;

(3)	Withdraw in phases according to the following schedule:

Withdrawal Time	Withdrawal Amount
N/A	N/A

2. The Lender has the right to reject to reject the Borrower’s application for loan withdrawal for the portion of loan that the Borrower has not withdrawn past the above time.

Article 7: Disbursement of loan funds

1. Loan account

The Borrower shall set up the below bank account at the Lender for loan withdrawal and disbursement:
Account Name: Beijing Wowjoint Machinery Co. Ltd.
Account number: 338960597425

2. Loan disbursement method:

(1)
The loan disbursement method must be in accordance with laws and regulations, regulatory requirement and terms of this contract. The disbursement method should be specified in the loan withdrawal application in the case of single withdrawal. If the Lender believes that the loan disbursement method specified in the loan withdrawal application does not meet the requirement, the Lender has the right to change the loan disbursement method or stop the loan withdrawal and disbursement.

(2)
Lender entrusted payment: based on the Borrower’s withdrawal application and entrusted payment authorization, the Lender shall transfer the loan funds to the transaction counterparties, which are in accordance with agreed loan purpose under this contract. According to the relevant regulatory requirements by the Chinese Banking Regulatory Commission and the internal management guidelines, the Lender shall use the entrusted payment method if the disbursement satisfies one of the following conditions:

A.	The Lender and the Borrower newly established credit business relationship, and the Borrower’s credit rating has not reached the internal requirement of the Lender;

B.
In the loan withdrawal application, the disbursement counterparty is clearly stated (with clear bank account name and number), and each single disbursement exceeds RMB5,000,000 (not inclusive, for foreign currency loan use N/A exchange rate on the actual loan withdrawal date to convert);

C.	Other circumstances required by the Lender or agreed with the Borrower: under this contract we shall use lender entrusted payment method for all loans.

(3)
Borrower self payment: based on the Borrower’s loan withdrawal application, the Lender shall transfer the loan funds to the Borrower’s account, then the Borrower shall make disbursement directly to the transaction counterparties, in accordance with agreed loan purpose under this contract. Except the above stated circumstances, the Borrower self payment method shall apply to all other payments.

(4)
Disbursement method change: after submitting loan withdrawal application, if changes have occurred with respect to the Borrower‘s ability to pay to third parties, its credit rating and other conditions, the loan disbursement method shall change for the loan funds originally intended for the Borrower self payment, if conditions under Article 7, Section 2(2) are met. With respect to changes in disbursement method, amount, counterparty, use of funds and other details under the Lender entrusted payment method, the Borrower shall provide written explanation of disbursement method changes to the Lender, and re-submit loan withdrawal application, evidence to demonstrate fund use, and other relevant transaction information.

3. Specific conditions under the entrusted payment method:

(1)
Entrusted payment authorization. If conditions are met for Lender entrusted payment method, the Borrower shall give clear disbursement authorization in the loan withdrawal application, i.e. authorizes and entrusts the Lender to transfer the loan funds to the designated Borrower account, then directly make disbursement to the designated transaction counterparties, which are in accordance with agreed loan purpose under this contract. The Borrower shall provide counterparty’s account name, account number, amount and other necessary disbursement information.

(2)
Provide transaction information. If conditions are met for Lender entrusted payment method, at the time of each loan withdrawal, the Borrower shall provide to the Lender disbursement account information, counterparty account information and evidence to demonstrate that the loan withdrawal is in accordance with agreed loan purpose under this contract. The Borrower shall warrant that all of the information provided to the Lender is true, accurate, complete and effective. If the Lender could not complete its entrusted payment obligation on a timely basis due to the untrue, inaccurate or incomplete transaction information provided by the Borrower, the Lender shall not bear any responsibility and the Borrower’s loan repayment obligation under this contract shall not be affected.

(3)	The Lender’s obligation for entrusted loan payment:

A.
After the Borrower provides entrusted payment authorization and related transaction documents, the Lender shall use the loan funds to make disbursement to the Borrower’s transaction counterparties through the Borrower’s account after verification and approval.

B.
During the verification process, if the Lender finds that the evidence to demonstrate loan purpose and other transaction information provided by the Borrower is not in accordance with the requirement under this contract or has other defects, the Lender has the right to request the Borrower to add, change, explain or re-submit relevant information. Before the Borrower provides relevant transaction information that the Lender deems acceptable, the Lender has the right to reject any loan withdrawal and disbursement.

C.
If the transaction counterparty’s bank returns the funds, which results in the Lender’s inability to complete its obligation under the entrusted payment on time, the Lender shall not bear any responsibility and the Borrower’s loan repayment obligation shall not be affected. The Borrower hereby authorizes the Lender to freeze the funds returned by the transaction counterparty’s bank. Under this circumstance, the Borrower shall re-submit entrusted payment authorization, evidence to demonstrate loan purpose and other related transaction documents.

D.	The Borrower cannot split up the payment amount in order to avoid using the Lender Entrusted Payment method.

4. After the release of the loan funds, the Borrower shall promptly provide records and information related to the usage of the loan funds as requested by the Lender, the foregoing materials including but not limited to N/A.

5. The Lender has the right to redefine the prerequisites for loan withdrawal and payment, or stop the loan withdrawal and payment:

(1)	The Borrower splits up the payment amount in order to avoid using the Lender Entrusted Payment method, which is in violation of this contract;

(2)	The Borrower’s credit rating declines or the profitability of its principal business is not strong;

(3)	The Borrower’s unusual use of loan funds;

(4)	The Borrower has not promptly provided records and information related to the usage of the loan funds as requested by the Lender;

(5)	The Borrower makes payment using the loan funds in violation of this contract.

Article 8: Loan repayment

1.
The Borrower shall designate the below account for return of funds, i.e. all return funds shall go through this account. The Borrower shall timely report to the Lender account information regarding return of funds and transaction flows. The Lender has the right to ask the Borrower to explain the large amount or unusual transaction flows in the account, and supervise the account.

Account name: Beijing Wowjoint Machinery Co. Ltd.
Account number: 338960597425

2.	Unless agreed otherwise, the Borrower shall repay the loan under this contract using #2 method:

(1)	Repay all loans under this contract on maturity date.

(2)	Repay loans under this contract using the below repayment plan:

Repayment Time	Repayment Amount
May 1, 2014	RMB5,000,000
July 1, 2014	RMB5,000,000

(3)	Other repayment plan: N/A.

If the Borrower needs to change the above repayment plan, the Borrower is required to provide written application to the Lender 5 banking business days before the loan due date. Both parties need to confirm in writing to any change in repayment plan.

3.
Unless agreed otherwise, if the Borrower is delinquent in both loan principal and interest repayment, the Lender has the right to determine the order in which principal and interests are to be repaid: if repay in installment and the Borrower has several payment due and overdue, the Lender has the right to determine the order in which each payment is to be applied. If the Borrower and the Lender have several overdue loan contracts, the Lender has the right to determine the order of contract, in which each payment is to be applied.

4.
Unless agreed otherwise, the Borrower can prepay the loans, but must submit written notice 5 banking business days in advance to the Lender. The prepay amount must be applied first to the loan last due, repayment in reverse order.

5.	The Borrower shall repay the loans using the below #1 method:

(1)
The Borrower shall transfer sufficient amount into the below loan repayment account 5 banking business days before each principal and interest repayment due date. The Lender shall have the right to deduct from the account automatically on each principal and interest repayment due date.

 Loan repayment account Name: Beijing Wowjoint Machinery Co. Ltd.
Account number: 338960597425

(2)	Other repayment plan as agreed by both parties: N/A.

Article 9: Guarantee

1.	The security under this contract is:

Guarantor: Zhongguanchun Sci-tech Guaranty Co., Ltd., which provides maximum guarantee contract to the Lender under “Maximum Guarantee Contract “ (Code: BG16E131711A).

Guarantor: Liu Yabin, which provides maximum guarantee contract to the Lender under “Maximum Guarantee Contract “ (Code: BG16E131711B).

2.
If the Lender believes that events which will have negative impact on the ability of the Borrower or the Guarantor to perform this contract have occurred, the guarantee contract has become invalid, revoked or discharged, the financial condition of the Borrower or the Guarantor has deteriorated, they have been involved in major litigation, there are other reasons which may affect their ability to perform this contract, the Guarantor has violated the Guarantee contract or other contracts signed with the Lender,  the collateral has suffered depreciation, damage, loss and seizure which causes the collateral’s value to diminish or lose, the Lender has the right and the Borrower has the obligation to provide a new guarantee, change guarantor, etc. to provide adequate guarantee for the loans under this contract.

Article 10: Representations and warranties

1. The Borrower makes the following representations:

(1)	The Borrower has registered legally and continues to exist on a valid basis. The Borrower also has complete civil power capacity and execution ability to sign and perform under this contract.

(2)
Signing and performing this contract is based on the true intention of the Borrower. The Borrower has obtained legal and valid authorization required under the Articles of Association or other related internal management documents. It is not in violation of any agreements, contracts and other legal documents that are biding on the Borrower. The Borrower has obtained or will obtain all necessary approvals, licenses, filings or registration required for signing and performing this contract.

(3)	All documents, financial reports, certificates and other information provided to the Lender under this contract have been true, complete, accurate and effective.

(4)	Transaction background for which the Borrower applies to the Lender for loan funds is true and legal, it is not used for illegal purpose such as laundering money.

(5)	The Borrower has not concealed from the Lender any events, which may negatively its and the Guarantor’s financial condition and ability to perform this contract.

(6)
The Borrower and the projects on which the loan funds will be used meet the national environmental requirements. They are not corporations and projects that were published and identified by relevant state departments as having outstanding energy consumption and pollution issues and not having been able to rectify effectively. They do not have energy consumption and pollution issues.

(7)	Other items for representation: N/A.

2. The Borrower makes the following warrants:

(1)
As requested by the Lender, regularly and timely submit financial reports (including but not limited to annual, quarterly and monthly reports) and other related info. The Borrower warrants that it will continue to satisfy the below financial ratio requirement: N/A;

(2)
If the Borrower has signed or will sign counter-guarantee agreement or similar agreements with the Guarantor regarding its guarantee obligations under this contract, these agreements will not damage any rights of the Lender under this contract;

(3)
The Borrower shall accept credit check and supervision by the Lender and shall provide sufficient assistance and cooperation. For Borrower self payment, shall provide regular consolidated report on fund payment and usage as required by the Lender. Specific consolidated report time: N/A;

(4)
Prior to merger, split, capital reduction, ownership transfer, outside investments, substantial increase in debt financing, transfer of major assets and debts and any other actions which may adversely affect the Borrower’s ability to repay loans, the Borrower shall obtain prior written consent from the Lender;

If one of the following circumstances occurs, the Borrower shall timely notify the Lender:

A.	Change of the Borrower’s or the Guarantor’s articles of association, operation scope, registered capital or legal representative;

B.	Changes in the mode of operation such as any form of association, joint venture with foreign-owned firms, cooperation, contract management, reorganization, restructuring, IPO planning and so on;

C.	Involved in major litigation or arbitration, economic disputes, seizure, detention or supervision of assets or collateral, or establish new guarantee on the collateral;

D.	Going out of business, dissolution, liquidation, being ordered to stop business, revocation of business license, or application (by application) for bankruptcy;

E.	The shareholders, directors and current senior management personnel have been involved in major cases or economic disputes;

F.	Events of default under other contracts;

G.	Encountering operational difficulties and deterioration in financial condition, etc.

(5)	The Borrower’s debt obligation under the contract shall have priority claim before its debt to shareholders, and shall enjoy equal position as other creditors of similar debt;

(6)
The Borrower shall not pay dividends and bonuses in any form to shareholders from the contract effective date until the date of paying off all of the loan principal, interest and other payables under the contract.

(7)
The Borrower shall not reduce its solvency through disposal of its own assets, and warrant not to provide external guarantees with total amount higher than 0.5 times of its net assets, in addition the total and single external guarantee amount shall not exceed the limits set in the company’s article of associations;

(8)	Except agreed usage of loan funds under this contract or agreed by the Lender, the Borrower can not transfer loan funds under this contract to accounts with same names or accounts of related parties;

For transferring of loan funds to accounts with same names or accounts of related parties, the Borrower shall provide corresponding evidence.

(9)	The Lender has the right of early recovery of loan funds based on the Borrower’s return of funds status.

(10)	Other items for warranties: N/A.

Article 11: Disclosure of related party transactions

Both parties agree to use the #1 clause:

1.	The Borrower is not one of the group customers listed on “Guidelines on Credit Risk Management of Commercial Bank’s Group Customers” (referred to as “Guidelines”) of the Lender.

2.
The Borrower is one of the group customers listed on “Guidelines on Credit Risk Management of Commercial Bank’s Group Customers” (referred to as “Guidelines”) of the Lender. The Borrower shall timely report to the Lender any transactions that account for above 10% of its net assets, including the relationships among each transaction counterparties, transaction project and transaction nature, transaction amount or corresponding ratio, valuation policy (including transaction with no dollar amount or only symbolic amount).

If one of the below situation occurs for the Borrower, the Lender shall have the right to unilaterally stop payment on unused loan funds and request partial or full principal and interest repayment ahead of schedule: use fake contracts with related parties, notes receivables without actual transactions, accountants receivables and other claims to get discount or pledge from the bank, in order to get bank loans or credit; major mergers, acquisitions, restructuring and so on which the Lender feels may impact the loan safety; intentionally avoid bank debt using related party transactions; other situations outlined in Clause 18 under the “Guidelines”.

Article 12: Events of default and handling

One of the following events constitutes a default by the Borrower under this contract:

(1)	The Borrower has not fulfilled its obligations under this contract to the Lender, and its loan repayment responsibility;

(2)	The Borrower has not disbursed the loan funds in accordance with this contract or used loan funds for agreed purpose in this contract;

(3)	The representations made by the Borrower in this contract are untrue, or the Borrower is in violations of warranties made in this contract;

(4)
Situations listed under Article 10, Clause 2(4) occur, which the Lender believes may impact the Borrower’s or the Guarantor’s financial condition and ability to perform the contract. The Borrower does not provide new guarantee and replace guarantor in accordance with this contract;

(5)
The Borrower's credit status has declined, or its profitability, solvency, operations, cash flows and other financial indicators drop below the agreed standards in this contract or in other financial agreements.

(6)
The Borrower has events of default under other contracts signed with the Lender or other associated companies of the Bank of China Limited; the Borrower has events of default under loan contracts signed with other financial institutions;

(7)	The Guarantor is in violation of the guarantee contract, or has events of default under other contracts signed with the Lender or other associated companies of the Bank of China Limited;

(8)	The Borrower goes out of business, or is in dissolution, revocation or bankruptcy.

(9)
The Borrower has been or may be involved in major economic disputes, litigation, arbitration, seizure, detention or mandatory enforcement of assets, legal investigation by judicial, taxation, administrative or other authorities, or having been given punitive measures by law, which have or may affect its fulfillment of obligations under this contract;

(10)
Changes in the Borrower’s principal individual investors, key management personnel’s abnormal changes, being missing, being investigated by judicial authorities or being restricted of personal freedom, which have or may affect its fulfillment of obligations under this contract;

(11)
When the Lender conducts annual audit (starting from the first anniversary of the contract effective date) of the Borrower’s financial condition and ability to perform the contract, the Lender finds situations which may impact the Borrower’s or the Guarantor’s financial condition and ability to perform the contract;

(12)	The return of funds account has large amount or unusual fund inflows and outflows, and the Borrower cannot provide acceptable explanation materials to the Lender;

(13)	The Borrower is in violation of other agreements in this contract regarding its rights and obligations.

If the events of default outlined above occur, the Lender shall have the right to take the following measures separately or simultaneously based on specific situation:

(1)	Require the Borrower and the Guarantor to cure the default within a time limit;

(2)	Reduce, suspend, cancel or terminate fully or partially the credit limit extended to the Borrower;

(3)
Suspend or terminate loans and other financing instrument under this contract and other contracts entered into between the Lender and the Borrower; and suspend or terminate fully or partially, stop withdrawal, payment and handling of some or all of the undrawn loans and trade finance loans;

(4)
Declare that some or all of the outstanding principal and interests of the loans / trade finance loans and other loan receivables under this contract and other contracts entered into between the Lender and the Borrower immediately due;

(5)	Terminate or release this contract, fully or partially terminate or release other contracts entered into between the Borrower and the Lender;

(6)	Require the Borrower to compensate for damages caused to the Lender due to its breach of contract;

(7)
Deduct from the Borrower’s accounts opened with the Lender and/or the Bank of China’s other companies in order to repay some or all of the debts under the contract. The loan not yet due under the account shall be deemed due in advance. If the currency in the account is different from that of the Lender’s credit operation, the Lender’s applicable exchange rates on the deduction date shall apply.

(8)	Exercise security interest on the collateral;

(9)	Request the Guarantor to assume guarantee obligation;

(10)	Other measures which the Lender deems necessary and probable.

Article 13: Reservation of rights

Not exercise partially or fully any rights by any one party, or not request the other party to perform and assume partially or fully any obligations and responsibilities under the contract shall not constitute a waiver or change of such rights and obligations by such party.

One party’s leniency, extension or delay in exercising rights over the other party under this contract shall not affect any rights enjoyed by this party under this contract or by laws and regulations, and shall not deem to a waiver of such rights.

Article 14: Change, amendment or termination

After negotiation by both parties, this contract can be changed or amended in writing. Any changed or amended terms shall form an integral part of this contract.

Unless required by laws and regulations or otherwise agreed by both parties, this contract shall not be terminated until all of the rights and obligations have been fulfilled under this contract.

Unless required by laws and regulations or otherwise agreed by both parties, invalidity of any terms under this contract shall not affect the legality of other terms.

Article 15: Application of the laws and dispute resolution

People’s Republic of China laws is applicable to this contract.

After the contract becomes effective, for all disputes arising out of or relating to this contract both parties can resolve through negotiation. If negotiation is not successful, any one party can adopt #2 resolution method:

(1)	Submit the dispute to N/A arbitration commission, using the arbitration rules in force at the time of arbitration application submission, in N/A (arbitration venue) for arbitration.

(2)
Based on the laws or the exercise of rights and obligations under this contract or single agreement, the Borrower can sue the Lender on the People’s court where the Lender or the Bank of China’s other companies is located.

(3)	Based on the laws, any party can sue on the People’s court that has jurisdiction.

During the dispute resolution period, if this dispute does not affect the performance of other terms in this contract, then all the other terms shall continue to be executed.

Article 16: Annexes

The following annexes and other mutually agreed upon annexes by both parties shall form an integral part of this contract, and are as legally valid as the contract.

1. Loan Withdrawal Application Form

Article 17: Other agreed matters

1.	Without the written consent of the Lender, the Borrower may not transfer any of its rights and obligations under the contract to a third party.

2.
If due to operation needs the Lender needs to delegate other Bank of China Ltd.’s other companies to perform the rights and obligations under this contract, or assign loan operations under this contract to Bank of China Ltd.’s other companies to undertake and manage, the Borrower hereby consents. The Bank of China Ltd.’s other companies to which the Lender delegates or assigns shall be entitled to exercise all rights under this contract and shall have the right to dispute under this contract through litigation, arbitration or application to apply to enforce claims using its own name.

3.	Under no circumstances whereby it affects other agreements in this contract, this contract shall be legally binding on parties, its respective heirs and delegates.

4.
Unless otherwise agreed, both parties designate home address listed in this contract for mailing and contact, and warrant that if the mailing and contact address is changed, the party shall in writing promptly notify the other party.

5.
The transactions under this contract are based on the independent interests of each party. If required by relevant laws, regulation and regulatory requirements, the transaction counterparties become the Lender’s related parties or persons, the parties can not use the related party relationships to affect the fairness of the transactions.

6.	Headings and business names in this contract are used for reference convenience only, and shall not be used to explain any clauses or rights and obligations of any parties under this contract.

7.
Following the provisions of relevant laws and regulations as well as regulatory requirements, the Lender shall have the right to provide information relating to this contract and the Borrower to the People's Bank of China’s credit system and other credit information database established by law, for query and use by appropriately qualified agency or individual. The Lender shall also have the right to query information related to the Borrower through the People's Bank of China’s credit system and other credit information database established by law, for the purpose of establishing and performing under this contract.

8.	If a loan withdrawal date or repayment date falls on a statutory holiday, the date will be postponed to the first working day after the statutory holiday.

9.
If due to laws, regulations or regulatory requirements by authorities, the Lender cannot perform this contract or cannot perform in accordance with this contract, the Lender shall have the right to request changes to this contract or any single agreements under this contract based on the laws, regulations or regulatory requirements by authorities. Due to this reason the contract has to be terminated or changed, which causes the Lender unable to perform this contract or perform in accordance with this contract, the Lender shall bear no responsibility.

Article 18: Contract effectiveness

This contract shall become effective on the date of signing by the Borrower’s and the Lender’s legal representative (responsible person) or the respective authorized signors, and stamping with respective official seals.

This contract shall have 6 copies, of which the Borrower and the Lender each hold 3 copies. All copies have the same legal validity.

Borrower (seal):Beijing Wowjoint Machinery Co. Ltd.

Authorized Signor: Liu Yabin

Contract signed on:  2013.07.02

Lender (seal): Bank of China Limited, Beijing Shangdi Branch

Authorized Signor: Han Wen

Contract signed on: 2013.07.02